UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreements.

On March 14, 2023, Prime Security Services Holdings, LLC (“Holdings”), a Delaware limited liability company and a wholly owned direct subsidiary of ADT Inc. (the “Company”), Prime Security Services Borrower, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Holdings (“Borrower”), and The ADT Security Corporation, a Delaware corporation and a wholly owned direct subsidiary of Borrower (“ADTSC”, and together with the Borrower, the “Borrowers”), entered into a term loan credit agreement (the “Credit Agreement”) with Barclays Bank PLC, as administrative agent, and the lenders party thereto, pursuant to which such lenders have provided the Borrowers with an aggregate principal amount of $600 million of term loans (the “Closing Date Term Loans”) under a senior secured term loan A facility (the “Term Loan A Facility”). The proceeds of the Closing Date Term Loans will be used to complete the previously announced redemption of $600,001,000 (the “Redemption”) of ADTSC’s 4.125% senior notes due 2023 (the “2023 Notes”) on March 15, 2023.

On March 14, 2023, Holdings, the Borrowers and the subsidiary loan parties party thereto entered into an Incremental Assumption and Amendment Agreement No. 1 to the Credit Agreement (the “Incremental Amendment”) with the Administrative Agent and the lenders party thereto, pursuant to which such lenders have agreed, at the option of the Borrowers and subject to the satisfaction or waiver of customary conditions, to provide the Borrowers with an aggregate principal amount of $50 million of incremental term loans (the “Incremental Term Loans”) under the Term Loan A Facility on or before the scheduled maturity date of the 2023 Notes, which is June 15, 2023. The Incremental Term Loans will have the same terms as, and constitute one class with, the Closing Date Term Loans. The Incremental Term Loans are expected to be borrowed on or around the stated maturity date of the 2023 Notes and the proceeds of the Incremental Term Loans will be used to complete the redemption of at least $50 million of the 2023 Notes at maturity.

The Term Loan A Facility has a maturity date of March 14, 2028, subject to a springing maturity of 91 days prior to the maturity date of certain long-term indebtedness of the Borrower and its subsidiaries if, on such date, the aggregate principal amount of such indebtedness equals or exceeds $100 million. The Term Loan A Facility requires scheduled amortization payments in annual amounts equal to 5.0% of the original principal amount of the Term Loan A Facility, payable quarterly, with the balance payable at maturity. The Borrowers may make voluntary prepayments of borrowings under the Term Loan A Facility at any time prior to maturity at par.

Borrowings under the Term Loan A Facility bear interest at a rate equal to, at the Borrower’s option, either (a) a term SOFR rate plus an adjustment of 0.10% (“Term SOFR”) or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the United States and (iii) the one-month adjusted term SOFR plus 1.00% per annum, in each case, plus an applicable margin of 2.50% per annum for SOFR loans and 1.50% per annum for base rate loans, subject to adjustments based on certain specified net first lien leverage ratios. The Borrower has elected the Term SOFR alternative to apply to Borrowings under the Term Loan A Facility.

The indebtedness incurred under the Term Loan A Facility is guaranteed, jointly and severally, on a senior secured first-priority basis, by Holdings, on a limited recourse basis, and by substantially all of Borrower’s wholly owned material domestic subsidiaries, and is secured by a pledge of Borrower’s capital stock directly held by Holdings and by first-priority security interests in substantially all of the assets of Borrower and the subsidiary guarantors, in each case subject to certain permitted liens and exceptions. The Term Loan A Facility is subject to customary mandatory prepayment provisions, covenants and restrictions, including a financial maintenance covenant requiring the Borrowers to comply as of the last day of each fiscal quarter with a specified maximum consolidated net first lien leverage ratio.

The foregoing description of the Term Loan A Facility does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Credit Agreement and the Incremental Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

In connection with the Redemption, on March 14, 2023, ADTSC delivered a Final Notice of Partial Redemption to holders of the 2023 Notes. The final redemption price calculated pursuant to the indenture governing the 2023 Notes is $1,000 per $1,000 of outstanding principal amount of the 2023 Notes, plus the accrued and unpaid interest on the 2023 Notes so redeemed of $6,187,510. Following the partial redemption, the aggregate outstanding principal amount of the 2023 Notes will be $99,999,000.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Term Loan Credit Agreement, by and among Prime Security Services Holdings, LLC, as Holdings, Prime Security Services Borrower, LLC and The ADT Security Corporation, as borrowers, Barclays Bank PLC, as Administrative Agent, and the lenders party thereto, dated as of March 14, 2023.
10.2	Incremental Assumption and Amendment Agreement No. 1, by and among Prime Security Services Holdings, LLC, as Holdings, Prime Security Services Borrower, LLC and The ADT Security Corporation, as borrowers, the subsidiary loan parties party thereto, Barclays Bank PLC, as Administrative Agent, and the lenders party thereto, dated as of March 14, 2023.
104	Cover page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2023	ADT Inc.

	By:	/s/ Richard S. Mattessich
Richard S. Mattessich
Vice President & Deputy General Counsel, Corporate and Securities